Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies that the Quarterly Report of NetBank, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2006

/s/ Steven F. Herbert
Steven F. Herbert Chief Executive Officer

/s/ James P. Gross
James P. Gross Chief Finance Executive